UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SCPIE HOLDINGS INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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SCPIE Holdings Inc. (the “Company”) is filing this Schedule 14A to publicly disclose the following form of letter that the Company intends to send to certain of its insureds:

February 6, 2008

[NAME]

[ADDRESS]

Dear [NAME]:

As you are probably aware, The SCPIE Companies have entered into a merger agreement with The Doctors Company, the largest physician-owned insurer in the United States.

If our stockholders approve this merger and we obtain all insurance regulatory approvals by late March, SCPIE will be acquired by The Doctors Company shortly thereafter.

This news has resulted in questions from some of our insureds, who have called to find out how their professional liability insurance policies and benefits will be affected.

Please rest assured that the policy you renewed with SCPIE for the 2008 policy year is locked in for the entire year. This means that there will be no changes to your base rate, discounts or benefits during this time.

Further, if the merger is consummated, The Doctors Company has promised to honor all retirement benefits (including free tail coverage) that our policyholders have accrued through the years and roll them into its own database.

The Doctors Company has also assured us that it will maintain the high level of service that SCPIE insureds have enjoyed for more than 30 years and that it intends to maintain a full-service office in Los Angeles.

We will do our best to make this transition as seamless as possible. If you have any questions as we move toward this merger, please feel free to contact your SCPIE Client Services Representative (800/557-2743) or SCPIE Account Executive (800/717-5333), who will be pleased to assist you.

On behalf of the Board of Directors and SCPIE staff, we thank you for your business and for the trust you’ve placed in SCPIE.

Sincerely,

Mitchell S. Karlan MD

Chairman, SCPIE Board of Directors

Additional Information and Where to Find It

On January 30, 2008, SCPIE filed a definitive proxy statement with the Securities and Exchange Commission (SEC) in connection with its proposed acquisition by The Doctors Company. The proxy statement has been mailed to SCPIE’s stockholders, who are urged to read the proxy statement and other relevant materials filed with the SEC because they contain important information about the acquisition. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SCPIE at the Investors/Media section on its corporate website at www.scpie.com.

SCPIE’s executive officers and directors may be participants in the solicitation of proxies from SCPIE stockholders with respect to the acquisition. Information about SCPIE’s executive officers and directors, and their ownership of SCPIE Holdings common stock, is set forth in the definitive proxy statement SCPIE filed with the SEC on January 30, 2008, and in the reports filed by the executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended, since such date. Additional information regarding the direct and indirect interests of SCPIE’s executive officers and directors in the acquisition is in the definitive proxy statement.